                                                                    EXHIBIT 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT; SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC


                             PRODUCT SALES, DELIVERY
                              AND LICENSE AGREEMENT

        THIS AGREEMENT (the "Agreement") is made this 8th day of December, 2000, by and between ACRES GAMING INCORPORATED, having its principal place of business located at 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119 (hereinafter "ACRES"), and IGT, a Nevada corporation, with its principal place of business located at 9295 Prototype Drive, Reno, Nevada 89511 (hereinafter "IGT").

        WHEREAS, ACRES has developed a slot linking, bonusing and casino-wide information system which includes certain computer software, hardware and firmware;

        WHEREAS, IGT wishes to sell said computer hardware and sublicense said computer software and firmware ("ACRES Products") to MGM Mirage, a Delaware corporation (hereinafter "MGM Mirage"), or its affiliates which are casino end users (the "Purpose"); and

        WHEREAS, ACRES is willing to provide certain computer hardware and license certain computer software and firmware, subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.      DEFINITIONS

        1.1 "Confidential Information" means any information disclosed by or relating to ACRES that generally is not known to the public, whether of a technical, business or other nature, and which may be contained in tangible materials, such as documents, reports, object code, source code, algorithms, or may be unwritten information. Confidential Information includes, without limitation, (i)

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Documentation, (ii) Firmware and the source code thereof, (iii) Software and the source code thereof, (iv) Updates and the source code thereof, and (v) all trade secrets of ACRES related to any of the foregoing.

        1.2 "Documentation" means any manuals for the Software, Hardware or Firmware.

        1.3 "End-User" means each of the MGM Mirage casinos listed in Exhibit A, as amended from time to time, which sublicenses the right to use the Software and Firmware from IGT and which buys Hardware from IGT.

        1.4 "Firmware" or "Firmware Products" means the firmware developed and/or marketed by ACRES and furnished to IGT that is identified in Exhibit B , which includes, but is not limited to, slot linking firmware and bonus enabling firmware.

        1.5 "Hardware" or "Hardware Products" means the hardware developed and/or marketed by ACRES and furnished to IGT identified on Exhibit C and which is furnished pursuant to the Hardware Sale Terms and Conditions attached as Exhibit D and made a part of this Agreement by reference. Hardware or Hardware Products includes, but is not limited to, slot linking hardware, bank controllers and bonus servers.

        1.6 "Intellectual Property Rights" means any and all patents, licenses, trademarks, trade names, inventions, and copyrights related to the authorship, origin, design, manufacture, programming, operation or service to the Software, Hardware Firmware or Updates.

        1.7 "License" means the right to sell Hardware and sublicense the Software and Firmware according to the terms and conditions of this Agreement.

        1.8 "Live Operation" means the first day an End User begins successful operation of Software Products as defined by a mutually agreed specification and uses the Hardware Products for live gaming at the casino.

        1.9 "Slot Linking Hardware Kits" means the hardware provided by Acres to be installed in End-User slot machines, including Acres' Bonus Engine II, card reader, display, keypad, power supply and harness kits.

        1.10 "Software" or "Software Products" means the software developed and/or marketed by ACRES and furnished to IGT identified on Exhibit E , which includes, but is not limited to, software applications, object code, documentation for utilization

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of the Software, and all printed or magnetically encoded materials related to any of the foregoing materials.

        1.11 "Update" means a modification to the Software or the Firmware that is generally offered and expressly designated by ACRES in its sole discretion as an "update" comprising a successor to a specified Software and/or Firmware program.

2.      SOFTWARE/FIRMWARE LICENSE

        2.1 ACRES hereby grants to IGT a nontransferable, royalty-bearing license during the term of this Agreement for the sole purpose of IGT granting a nonexclusive, nontransferable, royalty-bearing sublicense to use the Software and Firmware (neither source code nor license to use source code is provided hereunder) to End-Users, subject to the limitations set forth in Section 2.2 below.

        2.2 IGT agrees to sublicense Software and Firmware only to the End-Users in conjunction with the sale or licensing of IGT's own proprietary products. Software and Firmware shall be sublicensed in object code only. IGT may not otherwise distribute, use, reproduce, display, license, sublicense, modify, exchange or make derivative works of Software or Firmware for itself or any third party. IGT agrees that it shall sublicense the Software and Firmware only to End-Users to be used only on equipment located at one location operated by each of the casinos listed on Exhibit A. IGT agrees that it shall sublicense the Software and Firmware only to End-Users on the condition that IGT will be liable to ACRES for each End-User's compliance with the following : (1) Software and Firmware shall be used only for the business of the casinos listed on Exhibit A and owned by MGM Mirage, which includes operating gaming devices for the benefit of the customers of such casinos, (2) End-Users shall not permit any third party to use the Software or the Firmware, (3) End-Users shall not use the Software or Firmware for any purpose other than in connection with operating its gaming devices, (4) End-Users shall not reverse engineer, decompile, or disassemble the Software or Firmware, except and only to the extent that such activity is expressly permitted by applicable law, (5) End-Users shall maintain all copyright notices on all copies of the Software and Firmware, and (6) End-Users shall not distribute copies of the Software or Firmware to third parties. ACRES shall be entitled, during business hours and upon reasonable notice, to inspect the relevant books and records of IGT for the sole purpose of verifying compliance with the terms of this Agreement.

        2.3 Software and Firmware or any part thereof may not be duplicated by IGT.

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        2.4 Within eighty (80) days following the execution of this Agreement,
ACRES shall: (1) Deposit with a mutually agreed upon escrow agent a complete copy all source code, header files, libraries, configuration parameters, utilities, build procedures, and all other items necessary to rebuild the software executables and modules listed in Section 11(C) of the Acres Software Maintenance Agreement as well as Exhibit E attached hereto ; (2) Enter into a written escrow agreement with the escrow agent, the terms of which such agreement shall provide, but shall not be limited to, the requirement that the escrow agent release the source code to IGT upon ACRES terminating active business, becoming insolvent or bankrupt or any event of default that is not cured within thirty (30) days written notice; or the occurrence of any other event stipulated in the escrow agreement. ACRES and IGT shall share on an equal basis all costs arising out of the escrow agreement, including, but not limited to, any and all fees charged by the escrow agent and courier services.

3.      ACCEPTANCE

        IGT hereby agrees to accept the Software, Hardware and Firmware and related Documentation in accordance with the terms and conditions of this Agreement.

4.      FEES AND TERMS OF PAYMENT

        IGT hereby agrees that during the Minimum Term (as defined in Section
10.1 below), it will pay to ACRES the prices for Hardware and royalty fees for Software according to the terms and conditions of this Agreement and as stated in Exhibit F. Any and all prices as stated on Exhibit F shall be honored for two
(2) years from the date of the first complete Live Operation. The parties shall negotiate in good faith to establish pricing beyond the initial two (2) year period and for royalty fees payable upon any renewal of this Agreement. Prices do not include any taxes, now or hereafter enacted, or any other amounts payable to governmental authorities, on account of the sale of products hereunder. In the event ACRES is required to pay any tax or duty (other than taxes on its net income), IGT shall reimburse ACRES therefor.

5.      CONFIDENTIALITY

        5.1 IGT will keep all Confidential Information in confidence and will not disclose any item of Confidential Information to any person other than its employees, agents or contractors who need to know the same in the performance of their duties, and to End-Users in connection with the sublicense granted to End-Users by IGT. IGT will protect and maintain the confidentiality of all Confidential Information with the same degree of care as it employs to protect its own confidential information, but at least with a reasonable degree of care, including requiring employees, agents, contractors and each End-User to sign a nondisclosure of Confidential Information

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agreement. IGT will be liable to ACRES for any non-compliance by its agents, contractors or any End-User to the same extent it would be liable for non-compliance by its employees.

        5.2 IGT recognizes that each item of Software and Firmware (i) is considered to be a trade secret; (ii) is furnished by ACRES to IGT in confidence; and (iii) contains proprietary and confidential information, and that accordingly, such Software and Firmware constitutes Confidential Information under this Article 5.

        5.3 Confidential Information does not include any data or information which (i) was in the receiving party's lawful possession prior to the submission thereof by the disclosing party; (ii) is later lawfully obtained by the receiving party from a third party under no obligation of secrecy, (iii) is, or later becomes, available to the public through no act or failure to act by the receiving party or (iv) is independently developed by the receiving party without reliance on the Confidential Information by individuals who have not reviewed the Confidential Information.

6.      DEFAULT

        6.1 IGT shall be deemed to be in default under this Agreement upon the occurrence of any one or more of the following: IGT (1) detrimentally affects ACRES' ability to adequately support IGT by refusing or neglecting to implement ACRES' recommendation for corrective action to resolve any on-going problem; (2) refuses or neglects to cause installation of Updates; (3) fails to remit to ACRES its royalty fees or other sums due ACRES under this Agreement; or (4) IGT, MGM Mirage or any End-User uses the Software and/or Firmware for any purpose other than as expressly permitted in this Agreement. In the event that IGT fails to perform any obligation under this Agreement within thirty (30) days after receipt of written notice of default, ACRES may, at its option, declare all amounts remaining unpaid under this Agreement immediately due and payable, and interest shall accrue on the outstanding principal and interest balance at a rate of 1.5% per month until paid in full. ACRES shall be entitled to recover attorneys' fees and any other costs of collection, and shall have all rights and remedies afforded to a secured party pursuant to the laws of the applicable jurisdiction. No waiver by ACRES, its successors or assigns of any default, including, but not limited to, acceptance of late payments after the same is due, shall be construed to be a waiver of any other default or of the same default on a future occasion.

        6.2 ACRES shall be deemed in default under this Agreement upon the occurrence of any one or more of the following: ACRES (1) detrimentally affects IGT's ability to adequately support the End-User by refusing or neglecting to provide

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Hardware, Software or Firmware on a timely basis and as determined pursuant to this Agreement.

7.      TITLE TO AND PROTECTION OF PROPRIETARY MATERIALS

        7.1 The parties hereby acknowledge and agree that the Software, Firmware and Updates provided to IGT by ACRES are proprietary to ACRES, and are being licensed and not sold to IGT by this Agreement. Nothing in this Agreement shall be construed as conferring to IGT the right to sell, lease, transfer to any third party (other than an End-User), or to otherwise dispose of the Software and/or Firmware, in whole or in part, without the prior written consent of ACRES. IGT understands and agrees that the Software and Firmware contain valuable trade secrets of ACRES, and that such Software and Firmware shall be held in confidence and not disclosed to any third party without ACRES' prior written consent.

        7.2 Title to the copyright in all Software, Firmware, and Documentation is and shall remain in ACRES. IGT may use the Software and Firmware for demonstration, marketing, testing, and regulatory approval purposes. IGT may also use the Software and Firmware for the purpose of integrating such Software and Firmware with IGT's proprietary products for sublicensing to the End-Users but not for any other productive use. IGT agrees it will not distribute Software and Firmware except as set forth in Section 2.2. IGT agrees not to alter or remove any copyright notices or other proprietary notices on or in the Software, Firmware, Hardware, Documentation or other materials supplied by ACRES, and to reproduce such notices in any copies furnished to IGT's customers under this Agreement.

        7.3 IGT acknowledges that ACRES may use, or require IGT to use ACRES-supplied software locks, or similar security measures, to limit the use of Software and Firmware consistent with End-Users' use permitted under this Agreement.

8.      LIMITED WARRANTY

        8.1 ACRES warrants that the Software, Hardware and Firmware will perform substantially in accordance with the Documentation for a period of ninety (90) days from the date of live casino operation. ACRES' obligations under this warranty are limited, at ACRES' option, to replacing or correcting the Software and/or Firmware, so that it will so perform or accepting a return of the Software and/or Firmware within such period and refunding the license fee. This warranty shall not apply to any of the Software or Firmware which shall have been modified or altered, except by ACRES, or which shall have been subjected to misuse, negligence or accident except by ACRES.

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        8.2 WARRANTIES BY IGT TO END-USER. IGT agrees that any and all warranties made to customers of IGT shall be made only by IGT. IGT acknowledges and agrees that IGT will make no representations to its customers with respect to any warranty made by ACRES. IGT hereby agrees to indemnify ACRES for any loss resulting from IGT's failure to comply with IGT's obligations hereunder with respect to warranties.

9.      EXCLUSION OF WARRANTIES

        EXCEPT AS EXPRESSLY SET FORTH HEREIN, ACRES GRANTS NO WARRANTIES RELATED TO THE SOFTWARE OR FIRMWARE OR MAINTENANCE, UPDATE, AND/OR THE OPERATION OF UPDATES IN CONNECTION WITH THE SOFTWARE AND/OR FIRMWARE, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ACRES NEITHER ASSUMES NOR AUTHORIZES IGT OR ANY OTHER PERSON TO ASSUME FOR ACRES, ANY WARRANTY EXCEPT AS MAY BE SPECIFICALLY PROVIDED IN WRITING BY ACRES. NEITHER ACRES NOR ITS VENDORS SHALL BE LIABLE TO IGT OR THIRD PARTIES FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF PROFIT OR DAMAGES ARISING FROM THE LOSS OF DATA OR DATA BEING RENDERED INACCURATE, EVEN IF ACRES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, ACRES' MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT IGT IS OBLIGATED TO PAY ACRES PURSUANT TO THIS AGREEMENT. THE PROVISIONS OF THIS ARTICLE ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN IGT AND ACRES, AND ACRES WOULD NOT BE ABLE TO PROVIDE THE SOFTWARE AND FIRMWARE WITHOUT SUCH LIMITATIONS.

10.     TERM OF AGREEMENT

        10.1 The minimum term of this Agreement shall be two (2) years from Live Operation at each End-User's property (the "Minimum Term"). At the end of the Minimum Term, this Agreement shall be automatically renewed for additional one
(1) year periods, unless either party notifies the other in writing at least twenty-five (25) days prior to the expiration of the Minimum term, or any additional term, that it does not wish to renew this Agreement for an additional one (1) year period.

        10.2 ACRES may terminate this Agreement at any time effective upon receipt of written notice in the following circumstances:

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               (a) IGT's, MGM Mirage's or an End-User's failure to protect the proprietary interest of ACRES in the Software, Firmware, Updates or Hardware, including, without limitation, any non-compliance or breach by IGT, MGM Mirage or any End-User of Section 2 or Section 5 of this Agreement, or misrepresentation of ACRES proprietary interest therein.

               (b) IGT's Default, as set forth in Section 6 (other than a Default arising from events that would be covered under Section 10.2(a) above), that remains uncured for more than thirty (30) days after receipt of written notice of default; or

               (c) IGT's insolvency, bankruptcy, or inability to pay debts as and when due, or an assignment for the benefit of IGT's creditors, or the appointment of a receiver for all or a substantial part of IGT's business or property, or an attachment of any of IGT's assets lasting more than ten (10) days.

        10.3 IGT may terminate this Agreement at any time effective upon receipt of written notice in the following circumstances:

               (a) ACRES' Default, as set forth in Section 6, that remains uncured for more than thirty (30) days after receipt of written notice of default;

               (b) MGM Mirage cancels or otherwise terminates its Equipment, Purchase and Maintenance Agreement with IGT; or

               (c) ACRES' insolvency, bankruptcy, or inability to pay debts as and when due, or an assignment for the benefit of ACRES' creditors, or the appointment of a receiver for all or a substantial part of ACRES' business or property, or an attachment of any of ACRES' assets lasting more than ten (10) days.

11.     SUPPORT, MAINTENANCE AND REGULATORY APPROVAL

        11.1 ACRES and IGT will enter into a Maintenance Agreement with respect to support and maintenance of the Software and Firmware by ACRES.

        11.2 The parties agree that the performance by each party of the terms and provisions of this Agreement is contingent upon obtaining all necessary approvals from any and all governmental regulatory agencies in any jurisdiction where they are licensed. Each agrees to fully cooperate with the other in providing any and all information and documents that may be requested by any appropriate regulatory agency during the approval process and the due diligence investigation. This will be a continuing obligation of each party during the term of the Agreement after it has been initially approved by the regulatory agencies. In the event that any regulatory agency determines that the Agreement cannot be approved for any reason, then the parties


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agree that it shall be considered null and void ab initio. If as a result of later circumstances a regulatory agency determines that the Agreement cannot continue, then the parties agree that the Agreement shall terminate as of the date of that finding. Neither party shall be liable to the other for costs, expenses, or damages of any kind that result from the failure to perform this Agreement if such failure results from an unsatisfactory due diligence investigation, a denied approval from regulatory agency or from a later determination by such an agency that the Agreement must be terminated. Notwithstanding any such termination, IGT shall pay all outstanding amounts due ACRES or return the hardware for a refund at time of termination, unless prohibited by law or an order from regulatory authorities.

12.     INDEMNIFICATION

        Acres represents and warrants that is has the right to market and furnish to IGT the Hardware and Software Products and agrees to defend any action brought against IGT and/or MGM-Mirage based on a claim that the Hardware and/or Software Products infringe any copyright, trade secret, patent or other proprietary right. Acres will pay any award against IGT and/or MGM-Mirage, and any costs and attorneys' fees incurred by IGT and/or MGM-Mirage resulting from any such claim, provided that IGT has promptly notified Acres in writing of such claim, and has permitted Acres to direct and control the investigation, defense and settlement of any such claim. IGT hereby agrees that ACRES shall have no liability if such alleged infringement arises from other than intended use of the Hardware, Firmware or Software.

13.     MISCELLANEOUS

        13.1      NOTICES

        Any payment, statement, notice, request, or other communication shall be deemed to be sufficiently given to the addressee, and any delivery hereunder deemed made when sent certified mail, return receipt requested, or via Federal Express, to the addresses specified above. Each party to this Agreement may change its address by giving written notice to the other party.

        13.2      RISK OF LOSS

        For all goods purchased from ACRES, terms shall be FOB Las Vegas, Nevada. Risk of loss shall pass to IGT at the time of shipment. All products will be packed for shipment in accordance with ACRES' standard practices, unless otherwise agreed in writing. IGT will reimburse ACRES for the cost of any special packaging requested by IGT.

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        13.3      TAXES AND DUTIES

        IGT is responsible for any taxes, governmental fees and duties which may arise as a result of this Agreement or the possession or use of the Software, Hardware and/or Firmware furnished hereunder.

        13.4      ACCEPTANCE

        The products covered by this Agreement shall be deemed to be finally inspected and accepted by IGT thirty (30) days after delivery thereof, unless notice of rejection or notice of any claim, including, without limitation, any claim for delay in delivery, is given in writing to ACRES within said period.

        13.5      EXPORT

        IGT agrees that, regardless of any disclosure made by IGT to ACRES of an ultimate destination of the products, IGT will not export or re-export either directly or indirectly any ACRES products, or any system incorporating said products, outside of the United States without first obtaining a license from the United States Department of Commerce or any other agency or department of the United States government, as required.

        13.6      APPLICABLE LAW

        The laws of Nevada, without reference to its choice of law rules, shall govern the validity, performance and enforcement of the terms and conditions of this Agreement, and any other obligations created thereby.

        13.6A     ARBITRATION

        13.6A.1   Any controversies between the Parties arising out of or
relating to this Agreement will, upon demand of either Party, be resolved exclusively by submission to an arbitrator or a panel of three arbitrators. If the Parties cannot agree upon a single arbitrator, then each Party will designate one arbitrator and the two arbitrators designated by them will designate a third for the panel of three arbitrators. No arbitrator will have any direct or indirect interest in either Party or the matter submitted for determination. The arbitration will be conducted in Reno, Nevada or such other location as may be agreed upon by the Parties.

        13.6A.2   The arbitration will be conducted pursuant to the procedural rules of the American Arbitration Association as the same may have been or may be amended, and will be subject to the jurisdiction of the District Court of the State of Nevada in and for the County of Clark. The arbitrators will grant discovery liberally.


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Without limiting the generality of the foregoing, each Party will have: (a) full access to the records of any other Party that pertain to the subject matter of the controversy; (b) the power to call for testimony of any director, officer, employee, agent or representative of any other Party; and (c) all other rights of discovery afforded to Parties in civil actions under the then applicable Federal Rules of Civil Procedure (or rules or laws applicable to federal court proceedings adopted in lieu thereof). A Party's failure to comply with reasonable discovery requests will be sufficient cause for an adverse finding on an issue related to such discovery.

        13.6A.3   The arbitrators will render a decision not later than thirty
(30) days after the matter has been submitted, and such decision will be final and binding upon the Parties. The decision of a panel of three arbitrators will require the concurrence of at least two arbitrators. The decision will be in writing. The decision of the arbitrators may be entered as a final decree or judgment in any court of competent jurisdiction or may be enforced against the Parties and their assets wherever they are found. The arbitrators are specifically authorized to grant injunctive relief, either as part of the final decision or prior to the final decision. The Parties desire that the courts promptly enforce all injunctive relief granted prior to final decision as though it were part of a final decision, even though such enforcement may be requested prior to final decision.

        13.6A.4   Any costs incurred by any arbitration proceedings (such as compensation to the arbitrators and reporter and the expense of hearing room facilities) will be divided equally among the Parties, except that each Party will bear its own attorneys' fees and costs of witnesses; provided, that, the arbitrators will have the authority to require, as part of the final decision, the Party against whom the arbitrators render a decision to reimburse any or all costs, expenses and attorneys' fees incurred by Acres in connection with the arbitration, and such final decision may be entered as a final decree or judgment in any court of competent jurisdiction or may be enforced against the Parties and their assets wherever they are found.

        13.6A.5   The arbitration of any controversy under this section will be barred if such arbitration is not demanded by a Party in accordance with the period of time permitted by the statute of limitations under the laws of the State of Nevada which would be most applicable to an action commenced in the courts of the State of Nevada based upon such controversy.

        13.6B     EQUITABLE RELIEF

        IGT and ACRES acknowledge that the provisions of this Agreement pertaining to ACRES' rights to the Hardware, Firmware, Software, Updates and Documentation are essential to ACRES, and that damages sustained by ACRES as a result of a breach


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by IGT or any End-User of such provisions cannot be adequately remedied by monetary damages alone. Therefore, notwithstanding the arbitration provision set forth in Section 12.6.A above, IGT agrees that, in addition to any other remedy ACRES may have under this Agreement or at law, ACRES shall be entitled to injunctive and other judicial equitable relief to prevent or curtail IGT or an End-User from breaching the provisions of this Agreement.

        13.7      COSTS AND ATTORNEYS' FEES

        In the event of any dispute with respect to the performance or enforcement of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

        13.8      SUCCESSORS AND ASSIGNS

        Without the prior consent of ACRES, IGT may not assign, transfer, or sublicense this Agreement or the license or Software specified in the Agreement. Any attempt to otherwise assign, transfer, or sublicense any of the rights, duties or obligations hereunder is void.

        13.9      PARTIAL INVALIDITY

        In the event that any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, void or unenforceable shall not be affected thereby, and every term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

        13.10     CAPTIONS

        Captions contained in this Agreement are for reference purposes only, and are not part of the Agreement.

        13.11     AMENDMENT

        Neither this Agreement nor any of the attached Exhibits to this Agreement may be amended or modified in any manner, except by an instrument of writing signed by each of the parties hereto.

        13.12     ACKNOWLEDGMENT

        The parties acknowledge that they have read this Agreement, understand it, and agree to its terms and conditions. It is further agreed that the terms of this Agreement


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are the complete and exclusive statement of the Agreement between the parties, which supersedes any proposal or prior agreement, oral or written and any other communications between the parties or their representatives relating to the subject matter of the Agreement.


                                      ACRES GAMING


                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------
                                      Date:
                                             -----------------------------------


                                      IGT


                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------
                                      Date:
                                             -----------------------------------




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                                    EXHIBIT A

                               MGM MIRAGE CASINOS

        MGM Grand

        MGM Detroit

        New York, NY

        Whiskey Pete's

        Buffalo Bill's

        Primm Valley

        Bellagio

        The Mirage

        Treasure Island

        Golden Nugget

        Beau Rivage




                                       14
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                                    EXHIBIT B

                                    FIRMWARE

        Bonus Engine II firmware

        Display firmware






                                       15
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                                    EXHIBIT C

                                    HARDWARE

        Bonus Engine II
        Magnetic card reader
        Vacuum florescent display
        Keypad
        Power supply
        Game harness kit
        Drop harness kit
        OL cable
        Brackets
        Bank controllers
        Bonus servers




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                                    EXHIBIT D

                               ACRES GAMING, INC.

                       HARDWARE SALE TERMS AND CONDITIONS

        1. SUPPLEMENT TO AGREEMENT. These terms and conditions of sale govern the sale of hardware products purchased by IGT from ACRES and supplement the provisions of the Product Sales Delivery, Maintenance and License Agreement to which these terms are an exhibit. These terms and conditions prevail over any additional, conflicting or inconsistent terms and conditions appearing on any purchase order submitted by IGT. Such additional, conflicting or inconsistent terms or conditions are hereby objected to and shall be of no effect. Failure of ACRES to object to any provision contained in any order or other communication from IGT shall not be construed as a waiver of these terms and conditions nor an acceptance of any such provision. In the event of any conflict between terms and conditions stated herein and those stated in any order or other communication from IGT, the terms and conditions stated herein shall govern. This agreement constitutes the complete and final agreement between the parties relating to the sale of the products described in the Agreement and its exhibits and supersedes all previous communications, representations or agreements, either oral or written, with respect to the subject matter hereof. No change, modification, rescission, discharge, abandonment or waiver of these terms and conditions shall be binding upon ACRES unless made in writing and signed on its behalf by an authorized employee. No course of dealing, usage of trade or course of performance shall be relevant to explain or supplement any terms and conditions expressed in this Exhibit.

        2. DELIVERY DATES. ACRES and IGT shall jointly confer and agree on delivery dates. ACRES shall not be liable for any delay in performance hereunder caused in whole or in part by any unforeseen circumstances or causes beyond the reasonable control of and without the fault or negligence of ACRES. ACRES reserves the right to make partial shipments.

        3.     HARDWARE WARRANTY.

               3.1 SCOPE OF WARRANTY. ACRES warrants to IGT that the Hardware Products will be free of defects in materials and workmanship, under normal use, upon initial commercial operation and for a period of 90 days thereafter. This warranty shall be effective only if ACRES receives notice of such defect or nonconformance during the period of the warranty. ACRES' sole and exclusive


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liability for breach of warranty shall be (at ACRES' option) to repair or replace the defective or nonconforming products or credit IGT's account for any defective or nonconforming products that are returned by IGT during the warranty period. Products repaired or replaced under this warranty are subsequently warranted only for the remaining, unexpired portion of the warranty period applicable to the original products). Defective components that are replaced by ACRES shall become the property of ACRES. If ACRES elects to repair or replace the products, ACRES shall have a reasonable time to do so.

               3.2 COMMENCEMENT OF WARRANTY. The warranty period begins on the date of live casino operation.

               3.3 PLACE OF REPAIR OR REPLACEMENT. In order to obtain the benefits of this warranty, IGT must return the defective or nonconforming products to ACRES at its plant in Las Vegas, Nevada, not later than forty five
(45) days after ACRES' receipt of notice of the alleged defect or nonconformance. IGT shall prepay transportation charges. ACRES shall pay for the return of the repaired or replaced products to IGT by ground transportation. IGT shall obtain a Return Material Authorization ("RMA") number from ACRES before returning any product to ACRES.

               3.4 LIMITATION OF WARRANTY. The foregoing warranty shall not apply to defects resulting from (a) improper or inadequate maintenance; (b) modification of the products; (c) operation of the products outside of the environmental specifications for the products; (d) exposure to surges in electrical current, improper voltage and other electrical conditions outside the operational specifications; (e) site preparation or installation; (f) neglect, misuse or abuse of the products; or (g) integration of the products with other products not covered by ACRES' warranty. The warranty does not cover the cost to remove any defective products or to install any products repaired or replaced under the warranty. This warranty shall not apply to cartons, cases, displays, cabinets or any products not manufactured by ACRES. When products manufactured by others are included in a system sold by ACRES to IGT, ACRES shall extend the original manufacturer's warranty, if any, to IGT to the extent permitted. ACRES shall not be liable for any change or modification made by IGT or any other person in the express terms and conditions of the warranty set forth above. ACRES shall not be responsible for any damage to the products which may result from improper packaging for shipment to ACRES for warranty repair.

               3.5 TECHNICAL ASSISTANCE. Except as represented in Section 8 of the Agreement, the warranty set forth above shall not be enlarged, diminished or affected by, and no obligation or liability shall arise from ACRES' rendering of technical


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
advice, assistance or service in connection with IGT's selection, purchase or use of the products furnished hereunder. IGT is not relying on ACRES' skill or judgment to select suitable products.

               3.6 EXCLUSION OF WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED ABOVE IN THIS SECTION 3, SELLER MAKES NO OTHER OR ADDITIONAL WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CAPACITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF ANY PRODUCTS OR SOFTWARE IN ANY RESPECT. NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN BY SELLER OR SHALL ARISE BY OR IN CONNECTION WITH THIS AGREEMENT AND/OR CONDUCT OF THE PARTIES IN RELATION THERETO OR TO EACH OTHER, AND IN NO EVENT SHALL SELLER BE LIABLE ON ANY SUCH WARRANTY. ANY MODEL, SAMPLE, DRAWING OR OTHER PERFORMANCE STANDARD, DESIGN SPECIFICATION OR REPRESENTATION OF ANY KIND SHOWN OR FURNISHED TO BUYER, IF ANY, WAS FOR ILLUSTRATIVE PURPOSES EXCLUSIVELY AND NEITHER DID NOR DOES CONSTITUTE ANY REPRESENTATION OR WARRANTY OF SELLER THAT ANY PRODUCTS OR SOFTWARE WOULD OR WILL CONFORM THERETO.

        4.     LIMITATION OF REMEDIES AND LIABILITY.

               4.1 The remedies provided herein are IGT's sole and exclusive remedies. ACRES shall have no responsibility other than, at ACRES' option, to repair or replace defective or nonconforming goods.

               4.2 IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF SELLER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

               4.3 If any disclaimer of warranty or limitation of liability is found to be unlawful or inapplicable, or to have failed of its essential purpose, ACRES' liability shall be limited to the amount paid by IGT for the specific unit of product that caused such liability.

               4.4 ACRES is willing to sell products to IGT only in consideration of and in reliance upon the provisions contained herein limiting ACRES' exposure to liability. Such provisions constitute an essential part of the bargain underlying this purchase and sale of products and have been reflected in the purchase price and other consideration agreed upon by the parties.

        5. PROTECTION OF PROPRIETARY INFORMATION. Any data or information received or acquired by IGT relating to the business affairs, correspondence, customers, finances, methods, the products or technology of ACRES that is not made available by ACRES to the general public shall be treated by IGT as confidential and proprietary information of ACRES and shall be protected by IGT and its employees from disclosure to third parties. The foregoing obligation shall not include data or information which is now in the public domain, or which becomes part of the public domain through no fault of IGT prior to the date of any disclosure. IGT will employ at least the same degree of care that it uses to protect its own most important confidential information. IGT shall inform each of its employees to whom it provides access to the products of the obligations of IGT to keep the products and information pertaining thereto in confidence. IGT further agrees that it will take all reasonably steps to ensure that the terms of this provision are not violated by any employee, agent or customer of IGT.




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
                                    EXHIBIT E

                                    SOFTWARE

        Wizard(TM) slot accounting
        Merlin(TM) graphical floor analysis
        Security and exception messaging
        Maintenance system
        Xtra Credit(TM)
        PointPlay(TM)
        Floor Control Software further defined as:
           Concentrator
           Translator
           Configuration workstation
           Player server
           Player cache
        BE2 Manager
        Bank controller software


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                                    EXHIBIT F

                             Dated December 8, 2000

                      ROYALTY SCHEDULE AND HARDWARE PRICING



      ***CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC***



        HARDWARE AND FIRMWARE PAYMENT TERMS

        50% deposit due with order, remaining 50% due upon delivery by ACRES to IGT.




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